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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated March 4, 1998, by and between Carrier One AG, a company duly incorporated under the laws of Switzerland, having its registered offices at Regus Building, Stockerhof, Dreikonigstrasse 31A, 8002 Zurich, Switzerland (the "Company") and Stig Johansson ("Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company desires to assure itself of the Executive's services, and the Executive desires to be employed by the Company;

      WHEREAS, the Company's parent, Carrier One, LLC, a Delaware (USA) limited liability company ("Carrier One"), the Executive, Joachim Bauer ("Bauer"), Eugene A. Rizzo ("Rizzo"), Kees Van Ophem ("Van Ophem"), Neil Craven ("Craven"), Providence Equity Partners L.P. ("PEP") and Providence Equity Partners II, L.P. ("PEP II" and collectively with PEP, "Providence") have entered into that certain Securities Purchase Agreement (as amended from time to time, the " Purchase Agreement") dated as of March 4, 1998 whereby they shall acquire certain securities of Carrier One and Executive, Bauer, Rizzo, Van Ophem, Craven, Providence and Carrier One have entered into the Securityholders' Agreement (as defined in the Purchase Agreement);

      WHEREAS, Providence wishes to protect the value of their investment in Carrier One and the Company from the risk of competition posed by the Executive and it is a condition to the Providence's performance under the Purchase Agreement that Executive enter into this Agreement in order to assure the Company that the Executive will continue to provide his expertise in the conduct of the Company's business.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.01 BOARD OF DIRECTORS. "Board of Directors" shall mean the Board of Directors of the Company.

      1.02 CODE. "Code" means the Swiss Code of Obligations.

      1.03 CONFIDENTIAL INFORMATION. "Confidential Information" means all information, in any form or medium, that relates to the business, products, services, research or development of
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the Company or any of the Related Corporations, and its and their suppliers or customers, including: (a) compilations of data (whether in whole or in part) and all analyses, processes, methods, techniques, systems, formulae, research, records, reports, manuals, documentation and models relating thereto; (b) computer software, documentation and databases (whether existing or in various stages of research and development); (c) identities of and information about the Company's and the Related Corporations' suppliers and customers and their confidential information, suppliers and customers; (d) inventions, designs, developments, devices, methods and processes (whether or not reduced to practice); (e) internal business information, including, without limitation, information relating to strategic and staffing plans and practices (including information with respect to potential acquisition targets), marketing, promotional and sales plans, practices or programs, training practices and programs, cost and pricing structure, and accounting and business methods; (f) all copyrightable works; and (g) all similar or related information. Notwithstanding the immediately foregoing sentence, the term "Confidential Information" shall not include information which (i) becomes generally available to the public other than as a result of disclosure by Executive, or (ii) becomes available to Executive on a non-confidential basis from a source other than the Company or the Related Corporations, or (iii) which is generally known in the telecommunications industry and pertains to activities or business not specific to the Company or any of the Related Corporations. Information shall not be deemed to be excluded from the meaning of "Confidential Information" merely because individual portions or components of such information are publicly known or available.

      1.04 EFFECTIVE DATE. "Effective Date" shall mean the date of this Agreement or such later date that Executive has obtained any valid work permits or registration documents as required by the relevant Swiss authorities.

      1.05 NON-COMPETE PERIOD. "Non-Compete Period" shall mean the period commencing on the date hereof and continuing until the end of the eighteenth month following the date the Executive's employment is terminated or such shorter period as may be set forth in this Agreement.

      1.06. PERSON. "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, trust or other entity.

      1.07 RELATED CORPORATIONS. "Related Corporations" shall mean (a) Carrier One; (b) any corporation of which Carrier One, directly or indirectly, owns more than fifty percent (50%) of the outstanding equity securities having general voting power under ordinary circumstances to elect at least a majority of the directors of such corporation; (c) any partnership, association, joint venture or other unincorporated organization or entity with respect to which Carrier One, directly or indirectly, owns equity securities in an amount sufficient to control the management of such partnership, association, joint venture or other unincorporated organization or entity; and (d) any corporation, partnership, association, joint venture or other unincorporated organization or entity in which Carrier One, directly or indirectly, has more than a fifty percent (50%) equity interest.


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                                   ARTICLE II

                              CAPACITY AND SERVICES

      2.01 CAPACITY AND SERVICES. The Company hereby employs Executive as the President and Chief Executive Officer of the Company, and Executive hereby accepts such employment, for the Contract Term (as defined in Section 2.03) and upon the other terms and conditions set forth in this Agreement. During the Contract Term, Executive shall devote his professional attention and energies on a full-time basis to the business and affairs of the Company and the Related Corporations and use his best efforts to promote its interests. The Executive may not undertake any public office or any kind of activity in connection with associations without the prior written approval of the Company, if this activity could influence the contractual activities.

      2.02 DUTIES. The Executive shall have such duties and responsibilities as shall be assigned from time to time by the Board of Directors and as are consistent with the duties of a President and Chief Executive Officer of an international long distance telecommunications company.

      2.03 CONTRACT TERM. The present Employment Agreement is concluded for an unspecified period and may be terminated by either party provided that six (6) months notice of termination is given in writing to the end of a month, but not before August 31, 1999 (notice to be given before February 28, 1999) (the period until the Executive's employment with the Company terminates being referred to as the "Contract Term").

                                   ARTICLE III

                             COMPENSATION; BENEFITS

      3.01 BASE SALARY. The Company shall pay Executive a base salary at the rate of 425,000 SFr per annum, payable in arrears on a monthly basis, for the services rendered by Executive to the Company during the Contract Term (the "Base Salary"). Overtime is not remunerated and time off is not given in lieu; compensation for any overtime worked is included in the Base Salary. The Base Salary and all other remuneration paid to the Executive shall be subject to normal deductions for personal taxation and legally required contributions. The Board of Directors shall review the Base Salary on a yearly basis for purposes of determining any increase thereof, whether due to cost of living adjustments or merit, but any such determination shall be made in the sole discretion of the Board of Directors without regard to past practice.

      3.02 BONUS PLAN. In addition to the Base Salary, during each year of the Contract Term the Executive will be eligible to receive a bonus (the "Annual Bonus") in an amount up to 25% of Base Salary subject to meeting the criteria established from time to time by the Board of Directors. The Board of Directors, in its discretion, shall determine the amount of the Annual Bonus. The Board of Directors and the Company's senior officers will work in good faith


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promptly after the Effective Date to develop the criteria for earning the Annual
Bonus in 1998 and will meet at least annually to develop the criteria for future years.

      3.03 AUTOMOBILE. During the Contract Term the Company will ensure that there will be made available to the Executive a motor vehicle of a type suitable to his position for use by him in the performance of his duties hereunder and for his private purposes and that the Executive's tax, insurance, maintenance and running costs thereon and all fuel expenses reasonably incurred by the Executive will be promptly reimbursed to the Executive.

      3.04 TELEPHONE; FACSIMILE EQUIPMENT. During the Contract Term the Company will provide the Executive a cellular telephone and a facsimile machine (or equipment serving a comparable function), and will pay, or reimburse Executive for, all telephone charges and associated costs thereof related to his duties hereunder.

      3.05 PENSION. The Company will establish a pension plan for its executive officers in compliance with Swiss law (the "Pension Plan"). The total contribution to the Pension Plan (Company plus Executive) in each year will be Sfr 95,550.2 of which the Company shall pay two-thirds and the Executive shall pay one-third.

      3.06 HEALTH INSURANCE. The Executive is obligated to have a private health insurance which provides full cover in Switzerland and while Executive is on business trips outside Switzerland. The Company will contribute 50% of the related private health insurance for each of the family members, not to exceed SFr 200 per month per family member.

      3.07 BUSINESS EXPENSES. During the Contract Term, the Company will pay the Executive SFr 1500 per month as compensation for out of pocket expenses.

      3.08 OPTIONS. On the Effective Date, the Company's parent, Carrier One, LLC, will grant Executive options pursuant to and in accordance with the terms of the Carrier One, LLC 1998 Unit Option Plan and the Option Agreement attached hereto as EXHIBIT A.

      3.09 HOLIDAYS. The Executive shall be entitled to a vacation of 25 working days per annum. In the calendar year in which Executive reaches the age of 60 and thereafter he is entitled to a vacation of 30 working days.

                                   ARTICLE IV

               CONFIDENTIALITY, NONCOMPETITION AND NONSOLICITATION

      4.01 CONFIDENTIALITY. Executive acknowledges that in the course of providing services to the Company and the Related Corporations, Executive will become familiar with the trade secrets, Confidential Information and other intellectual property concerning the Company and the Related Corporations. Executive shall not at any time or in any manner, whether directly or


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indirectly, use for his own benefit or the benefit of any other Person, nor disclose, divulge, render or offer, any Confidential Information, except on behalf of the Company or the Related Corporations in the course of the proper performance of his duties hereunder. Executive acknowledges and agrees that any and all such Confidential Information will be received and held by him in a confidential capacity.

      4.02 NONCOMPETITION AND NONSOLICITATION COVENANTS.

            Executive acknowledges that (i) the services of the Executive are of special, unique and extraordinary value to the Company and the Related Corporations and (ii) the Company's and the Related Corporations' ability to accomplish their purposes and to successfully compete in the marketplace depend substantially on the skills and expertise of the Executive. Executive acknowledges and agrees that the Company and the Related Corporations would be irreparably damaged if Executive were to not devote substantially all of his business time and efforts to the business and affairs of the Company and the Related Corporations during the Contract Term or were to provide directly or indirectly services to any Person competing directly or indirectly with the Company or any of the Related Corporations or were to engage in a similar a business other than as specifically permitted by this Section 4.02. Accordingly, in further consideration of the compensation to be paid by the Company to the Executive and to induce Providence to enter into the Purchase Agreement, Executive agrees, that from and after the date hereof and during the applicable Non-Compete Period, Executive will not, singly, jointly, or as an employee, agent or partner of any partnership or as an officer, agent, employee, director, stockholder (except of not more than one percent (1%) of the outstanding stock of any company listed on a national securities exchange or actively traded in the over the counter market) or investor in any other Person, or as a consultant, advisor, or independent contractor to any such Person, or in any other capacity, directly, indirectly or beneficially, anywhere in the world:

            (i) own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or work for (as an employee, agent, consultant, advisor or independent contractor), or permit the use of his name by, or provide financial or other assistance to, or be connected in any manner with, any Person, which is in the international long distance telecommunications business or other business which is in direct or indirect competition with any business conducted by the Company or any of the Related Corporations on the date hereof or at any time during the applicable Non-Compete Period;

            (ii) induce or attempt to induce any individual who, on the date hereof or at any time during the applicable Non-Compete Period, is an employee of the Company or any of the Related Corporations, to terminate his or her employment with such company or employ any such person in any manner or capacity; or


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            (iii) induce or attempt to induce any Person, which is a supplier, distributor, or customer of the Company or any of the Related Corporations or which otherwise is a contracting party with the Company or any of the Related Corporations, as of the date hereof or at any time during the applicable Non-Compete Period, to terminate or modify any written or oral agreement or understanding with the Company or any of the Related Corporations.

Executive acknowledges and agrees that the limitations set forth in this Section
4.02 are reasonable with respect to scope, duration and area and are properly required for the protection of the legitimate business interests of the Company and the Related Corporations. The Company and Executive agree that the covenants set forth in this Section 4.02 shall be enforced to the fullest extent permitted by law. Accordingly, if in any arbitration, judicial or similar proceeding a court, an arbitration or any similar judicial or administrative body shall determine that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time and shall otherwise be deemed to be limited in such manner as will permit enforceability by such arbitrator, court or similar body.

      4.03 INFRINGEMENT OF EXECUTIVE'S OBLIGATION. If the Executive violates or infringes his obligations under Section 4.01 and/or 4.02, the Executive shall pay the Company a contractual penalty in the amount of the greater of 30% of Base Salary or 30% of the total remuneration paid to Executive by his new employer, for each case of infringement or breach. The payment of this penalty does not in any case release the Executive from his obligations with regard to this Agreement.

      4.04 SPECIFIC PERFORMANCE. Executive agrees that his breach of the provisions of Sections 4.01 or 4.02 above will cause irreparable damage to the Company and the Related Corporations and that the recovery by the Company and the Related Corporations of money damages will not constitute an adequate remedy for such breach. The Executive agrees that the Company may request the elimination of a situation contrary to this Agreement.

      4.05 REPRESENTATIONS. Executive hereby represents and warrants to the Company that (i) except as otherwise previously disclosed in writing to Providence, the execution, delivery and performance of this Agreement does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) except as otherwise previously disclosed in writing to Providence, Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other Person which, in the good faith judgment of Executive, will materially interfere with the performance of the Executive duties and obligations hereunder or otherwise have a material adverse affect on the Company and (iii) this Agreement is the valid and binding obligation of Executive, enforceable in accordance with its terms.


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                                    ARTICLE V

                                  MISCELLANEOUS

      5.01 ASSIGNMENT. This Agreement is personal to Executive and shall not be assigned, transferred, hypothecated, pledged or in any way encumbered by him; PROVIDED, that the rights and obligations of Executive hereunder shall be binding upon, and inure to the benefit of, Executive's estate. This Agreement shall be binding upon, and inure to the benefit of, the Company's successors and assigns.

      5.02 INSURANCE. The Company or any of the Related Corporations, at its discretion, may apply for and procure in its own name and its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and delivery any applications or other instruments in writing as may be reasonably necessary to obtain and continue such insurance. Executive represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

      5.03 AMENDMENT. This Agreement may not be amended, modified or supplemented in any respect except by written agreement entered into by the parties hereto.

      5.04 GOVERNING LAW; ARBITRATION; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of Switzerland. Except with respect to the enforcement of the Company's injunctive and other equitable remedies pursuant to Section 5.04 hereof, any dispute arising under this Agreement shall be submitted to arbitration, the determination of which shall be final and binding on the parties hereto and which arbitration shall be held in accordance with Article 343, paragraph 1 of the Code and the rules and procedures of the International Chamber of Commerce applicable to commercial transactions and conducted in English. The cost of such arbitration, unless otherwise determined thereby, shall be borne 50% by Executive and 50% by the Company. Executive, to the extent that he may lawfully do so, hereby consents to the jurisdiction of the courts of Switzerland as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of enforcement of any such arbitration award or any of his obligations under Article V hereof, and hereby expressly waives any and all objections which he may have as to venue in any such courts. It is acknowledged and agreed that all of the other agreements referred to herein, including the Option Plan, Option Agreement, Securityholders Agreement and Purchase Agreement are governed by and shall be construed under the laws of Delaware (USA).

      5.05 COUNTERPARTS; HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.


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      5.06 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties pertaining to the subject matter contained in it and supersedes and is in lieu of any and all other employment arrangements between Executive and the Company.

      5.07 NOTICES. All notices given hereunder shall be in writing and shall be delivered personally or sent by prepaid registered or certified mail, return receipt requested, or by nationally recognized overnight courier service, and addressed as follows:

                  If to the Company:

                      Carrier One AG
                      c/o Providence Equity Partners, Inc.
                      Suite 900, Fleet Center
                      Providence, Rhode Island 02903
                      Attention: Glenn M. Creamer

                  With a copy to:

                      Prager Dreifuss
                      CH-8008 Zurich,
                      Zollikerstrasse 183
                      Attention: Urs Brunner

                  and

                      Edwards & Angell
                      2800 Hospital Trust Tower
                      Providence, RI 02903
                      Attention: David K. Duffell, Esq.

                  If to Executive:

                      Stig Johansson
                      Freudenbergstrasse 3
                      CH 8044 Zurich

All notices shall be deemed to be given on the date received at the address of the addressee, or, if delivered personally, on the date delivered.

      5.08 SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.


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      IN WITNESS WHEREOF, Executive has executed this Agreement and the Company has caused this Agreement to be executed as of the day and year first above written.

                                           CARRIER ONE AG


                                           By: /s/ Kees van Ophem
                                              ----------------------------------
                                                Name: Kees van Ophem
                                                Title: Vice President Purchase
                                                       and General Counsel

                                           EXECUTIVE

                                           /s/ Stig Johansson
                                           -------------------------------------
                                           Stig Johansson


                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]


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